EXHIBIT 1

                         CERTIFICATE OF INCORPORATION

                                      OF

                               BL HOLDING CORP.

                           UNDER SECTION 402 OF THE
               BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK


            I, Thomas D. Balliett, being a natural person over the age of 18 years, for the purpose of forming a corporation pursuant to Section 402 of the New York Business Corporation Law (the "NYBCL"), do hereby certify as follows:

                                   ARTICLE I
                                     NAME

The name of the corporation (the "Corporation") is "BL Holding Corp."

                                  ARTICLE II
                                    PURPOSE

            The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the NYBCL, but the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                                  ARTICLE III
                                    OFFICE

            The office of the Corporation is to be located in the County of Nassau, State of New York.

                                  ARTICLE IV
                                 CAPITAL STOCK

            SECTION 1. The aggregate number of shares which the Corporation shall have authority to issue shall be 450,000,000 shares of Common Stock, par value $.01 per share and 100,000,000 shares of Preferred Stock, par value $.01 per share.


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            SECTION 2. The amount of capital stock of the  Corporation  shall be
$5,500,000.

            SECTION 3. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors. Except in respect of the particulars to be fixed by the Board of Directors as provided below, all shares of Preferred Stock shall be of equal rank. All shares in any one series of Preferred Stock shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series. The Board of Directors shall have the authority to fix by resolution duly adopted prior to the issuance of any shares of a particular series of Preferred Stock designated by the Board of Directors, the voting rights, if any, of the holders of shares of such series and the designations, preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof (the "Preferred Stock Designation").

      Without limiting the generality of the foregoing authority of the Board of Directors, the Board of Directors from time to time may:

     a. establish and designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation or any series thereof;

     b. fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares that shall constitute such series;

      c. provide for dividends on shares of such series and if provision is made for dividends, determine the dividend rate and the dates on which dividends, if declared, shall be payable, whether the dividends shall be cumulative and, if cumulative, for what date or dates dividends shall accrue, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;

      d. provide as to whether the shares of such series shall be redeemable, and if redeemable, the terms, limitations and restrictions with respect to such redemption, including without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the time or times and the price or prices at which the shares of such series shall be subject to redemption, in whole or in part, and the amount, if any, in addition to any accrued dividends thereon which the holders of shares of any series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;


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      e. fix the amount, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary, and to determine any other rights, if any, to which holders of the shares of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation;

      f. establish whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and if so, the terms, limitations and restrictions with respect thereto, including without limitation, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which such funds shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     g. determine the extent of the voting rights, if any, of the shares of such series and determine whether the shares of such series having voting rights shall have multiple votes per share;

      h. provide whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, including Common Stock, Preferred Stock or of any series thereof, and if convertible or exchangeable, establish the conversion or exchange price or rate, the adjustments thereof, and the other terms and conditions, if any, on which such shares shall be convertible or exchangeable; and

       i. provide for any other preferences, any relative participating, optional or other special rights, any qualifications, limitations or restrictions thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

            Shares of Preferred Stock may be issued by the Corporation for such consideration as is determined by the Board of Directors.

            SECTION 4. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the shareholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall

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not be entitled to receive notice of any meeting of  shareholders  at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

            The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE V
                              SHAREHOLDER ACTION

            Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board") and any power of shareholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

                                  ARTICLE VI
                             ELECTION OF DIRECTORS

            Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of Directors of the Corporation need not be by written ballot.

                                  ARTICLE VII
                              BOARD OF DIRECTORS

            SECTION 1. NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of Directors, however, shall shorten the term of any incumbent Director. Directors shall be elected by the shareholders of the Corporation

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at their annual  meeting except as herein  otherwise  provided for newly created directorships and vacancies, to serve for one year or until their successors are elected or chosen and qualified.

            SECTION 2. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES; SHAREHOLDER PROPOSAL OF BUSINESS. Advance notice of shareholder nominations for the election of Directors and of the proposal of business by shareholders shall be given in the manner provided in the ByLaws of the Corporation, as amended and in effect from time to time.

            SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the shareholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of such unexpired term or until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            SECTION 4. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock") then outstanding, voting together as a single class.

            SECTION 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

                                 ARTICLE VIII
                                    BY-LAWS

            The By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of shareholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with,
Section  2.2,  2.7 or 2.10 of Article II of the  By-Laws or with  Section 3.9 or
3.11 of Article III of the By-Laws, by the shareholders shall require the affirmative vote of the holders of at least

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80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided, further, however, that in the case of any such shareholder action at a special meeting of shareholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board; provided that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with, Section 4.9 or 4.11 of the Article IV of the By-Laws by the Board of Directors shall require the vote of two-thirds of the Whole Board.

                                  ARTICLE IX
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of New York at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Articles XIV and XV, all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, VII, VIII or this sentence.

                                   ARTICLE X
                         AGENT FOR SERVICE OF PROCESS

            The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

                                  ARTICLE XI
                               REGISTERED AGENT

            The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, is CT Corporation System, 1633 Broadway, New York, New York 10019.


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                                  ARTICLE XII
                                   DURATION

            The duration of the Corporation shall be perpetual.

                                 ARTICLE XIII
                             NO PREEMPTIVE RIGHTS

            The holders of equity shares and the holders of voting shares (as each term is defined in Section 622 of the NYBCL) of the Corporation shall not have any preemptive rights.

                                  ARTICLE XIV
                      LIMITED LIABILITY; INDEMNIFICATION

            SECTION 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NYBCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 2 of this Article XIV, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the NYBCL requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery

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to the  Corporation  of an  undertaking,  by or on  behalf of such  Director  or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this
Article XIV or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers, or on such other terms and conditions as the Board of Directors may deem necessary or desirable.

            SECTION 2. If a claim under Section 1 of this Article XIV is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including, without limitation, attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the NYBCL for the Corporation to in demnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYBCL, nor an actual determination by the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of shareholders or disinterested Directors or otherwise.

            SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, to the fullest extent allowed by law, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NYBCL.

          ARTICLE XV DIRECTOR LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or

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its shareholders for damages for any breach of duty in such capacity except that the liability of a Director shall not be so limited if (1) a judgment or other final adjudication adverse to him estab lishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL, or (2) his acts or omissions occurred prior to the adoption of this provision. No amendment to or repeal of this Article XV shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. If the NYBCL is amended hereafter to expand or limit the liability of a director, then the liability of a Director of the Corporation shall be expanded to the extent required or limited to the extent permitted by the NYBCL, as so amended.

            IN  WITNESS   WHEREOF,   I  have   executed  this   Certificate   of
Incorporation this 15th day of April, 1998.



                                                /S/ THOMAS D. BALLIETT
                                                ----------------------
                                                Thomas D. Balliett, Esq.
                                                  Incorporator
                                                919 Third Avenue
                                                New York, NY  10022



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                                ACKNOWLEDGEMENT


STATE OF NEW YORK,  )
                    ) ss.:
COUNTY OF NEW YORK, )


            On this 15 day of April, 1998, personally came before me Thomas D. Balliett, a person known to me to be the person who executed the foregoing Certificate of Incorporation, and he acknowledged that he signed said Certificate of Incorporation and acknowledged the same as his free act and deed.

            Given under my hand and seal the day and year first above written.


                               /s/ Judi Wasserman
                               ------------------
                                  Notary Public






[seal]

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
                                                                    EXHIBIT 1

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                               BL HOLDING CORP.


              Under Section 805 of the Business Corporation Law
                           of the State of New York

                                  -----------

      BL Holding Corp., a corporation organized and existing under the laws of the State of New York (the "Corporation"), does hereby certify as follows:

            FIRST:  The name of the Corporation is BL Holding Corp.

          SECOND: The certificate of incorporation of the Corporation was filed by the New York Department of State on April 16, 1998.

            THIRD: The certificate of incorporation is hereby amended to change the name of the Corporation and to change the par value of the Preferred Stock of the Corporation, each as authorized by the New York Business Corporation Law, to wit:

            Article I relating to the name of the Corporation is amended to read in its entirety as follows:

                                  "ARTICLE I
                                     NAME

            "The name of the corporation shall be: MarketSpan Corporation."

            Sections 1 and 2 of Article IV relating to the capital stock of the Corporation are amended to read in their entirety as follows:

                  "SECTION  1.  The   aggregate   number  of  shares  which  the
            Corporation shall have the authority to issue shall be (i) 450,000,000 shares of Common Stock, par value $.01 per share, (ii) 16,000,000 shares of Preferred Stock, par value $25 per share, (iii) 1,000,000 shares of Preferred Stock, par value $100 per share and
            (iv) 83,000,000 shares of Preferred Stock, par value $.01 per share.

                  SECTION 2. The amount of capital stock of the Corporation shall be $505,330,000."

            FOURTH: The foregoing amendments to the certificate of incorporation were duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation and by a Unanimous Written Consent of the shareholders of the Corporation, in accordance with Section 803 of the New York Business Corporation Law.

            IN WITNESS WHEREOF, the undersigned officers of the Corporation have signed this Certificate of Amendment and each affirms that the statements made herein are true under the penalties of perjury.

Dated:  May 21, 1998

                                    BL HOLDING CORP.



                                    By: /s/ William J. Catacosinos
                                    ------------------------------
                                    Name:   Dr. William J. Catacosinos
                                    Title:  Chief Executive Officer


                                    By: /s/ Kathleen Marion
                                    -----------------------
                                    Name:   Kathleen Marion
                                    Title:  Secretary